STOCKHOLDER AGREEMENT
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     STOCKHOLDER AGREEMENT (this "Agreement"), dated as of September 3, 2003, by
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and between chinadotcom corporation, a company organized under the laws of the
Cayman Islands ("Parent"), and [_____________] ("Stockholder").
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                                    RECITALS
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     Concurrently herewith, Parent, CDC Software Holdings, Inc., a Delaware corporation and wholly owned subsidiary of Parent ("Merger Sub"), and Ross
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Systems, Inc., a Delaware corporation (the "Company"), are entering into an
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Agreement and Plan of Merger as of the date hereof (the "Merger Agreement";
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capitalized terms used but not defined herein shall have the meanings set forth in the Merger Agreement), pursuant to which (and subject to the terms and conditions set forth therein) Merger Sub will merge with and into the Company (the "Merger"), and each outstanding share of common stock, par value $.001 per
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share, of the Company (the "Common Stock") will be converted into the right to
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receive the Merger Consideration.

     As of the date hereof, Stockholder beneficially owns [_________] Shares
(the "Owned Shares"), and stock options exercisable for [___________] Shares
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(the "Options") (the Owned Shares, including any Shares acquired by Stockholder
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after the date hereof and prior to the termination hereof, whether upon exercise of the Options, conversion of other convertible securities or otherwise, are collectively referred to herein as the "Covered Shares", and the Covered Shares
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and the Options are collectively referred to herein as the "Securities").
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     As a condition to their willingness to enter into the Merger Agreement,
Parent and Merger Sub have required that Stockholder agree, and Stockholder has agreed, to enter into this Agreement.


                                    AGREEMENT
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     To implement the foregoing and in consideration of the mutual agreements contained herein, the parties agree as follows:

     1.   Agreement to Vote; Proxy.

          1.1 Agreement to Vote. Except as set forth in Section 8.2 hereof and
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subject to Section 7 hereof, Stockholder hereby agrees that, prior to any termination of this Agreement, at any meeting of the stockholders of the Company, however called, Stockholder shall (a) vote the Covered Shares in favor of the Merger and any other matter necessary for consummation of the Transactions, and (b) vote the Covered Shares against any proposal for any recapitalization, reorganization, liquidation, merger, sale of assets or other business combination between the Company and any other Person (other than the Merger).

          1.2 Proxy. Stockholder hereby grants to Parent a proxy to vote the
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Covered Shares as indicated in Section 1.1 above. Stockholder intends this proxy to be irrevocable and coupled with an interest and will take such further action or execute such other instruments as may be reasonably necessary to effectuate the intent of this proxy and hereby revokes any proxy previously granted by him with respect to the Covered Shares.

          1.3 Except as set forth in Section 1.1 above, Stockholder shall not be restricted from voting in favor of, against or abstaining with respect to any matter presented to the stockholders of the Company. In addition, nothing in this Agreement shall give Parent or Merger Sub the right to vote any Covered Shares in connection with the election of directors.

2.   Expiration. This Agreement shall terminate on the Expiration Date. As used
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     herein, the term "Expiration Date" means the first to occur of (a) the
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     Effective Time, (b) termination of the Merger Agreement in accordance with its terms, (c) March 1, 2004, (d) written notice of termination of this Agreement by Parent to Stockholder, or (e) the withdrawal or adverse modification by the Board of its approval or recommendation of the Merger or the Merger Agreement.

3.   Representations and Warranties.

          3.1 Representations and Warranties of Parent. Parent hereby represents
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and warrants to Stockholder as follows:

          (a) Due Authorization. The execution and delivery of this Agreement
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and the consummation of the transactions contemplated hereby have been duly and validly authorized by the Board of Directors of Parent, and no other corporate proceedings on the part of Parent are necessary to authorize its Agreement or to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by Parent and constitutes a valid and binding agreement of Parent, enforceable against Parent in accordance with its terms, except that such enforceability (i) may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting or relating to enforcement of creditors' rights generally and (ii) is subject to general principles of equity.

          (b) No Conflicts. Except for the applicable requirements of the
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Exchange Act (i) no filing with, and no permit, authorization, consent or approval of, any state, federal or foreign governmental authority is necessary on the part of Parent for the execution and delivery of this Agreement by Parent and the consummation by Parent of the transactions contemplated hereby and (ii) neither the execution and delivery of this Agreement by Parent nor the consummation by Parent of the transactions contemplated hereby nor compliance by Parent with any of the provisions hereof shall (A) conflict with or result in any breach of any provision of the certificate of incorporation or by-laws (or similar documents) of Parent, (B) result in a violation or breach of, or constitute (with or without notice or lapse of time or both) a default (or give rise to any third party right of termination, cancellation, material

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

modification or acceleration) under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, license, contract, agreement or other instrument or obligation to which Parent is a party or by which it or any of its properties or assets may be bound or (C) violate any order, writ, injunction, decree, statute, rule or regulation applicable to Parent or any of its properties or assets, except in the case of (B) or (C) for violations, breaches or defaults which would not in the aggregate materially impair the ability of Parent to perform its obligations hereunder.

          (c) Valid Existence. Parent is a corporation duly organized and
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validly existing under the laws of the Cayman Islands and has all requisite corporate power and authority to execute and deliver this Agreement.

          3.2 Representations and Warranties of Stockholder. Stockholder hereby
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represents and warrants to Parent and Merger Sub as follows:

          (a) Ownership of Securities. As of the date hereof, (i) the Owned
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Shares and the Options constitute all of the Securities owned of record or beneficially by Stockholder, and (ii) Stockholder has sole voting power and sole power of disposition with respect to all such Owned Shares and Options, with no restrictions, subject to applicable federal securities laws, on Stockholder's rights of disposition pertaining thereto (other than as created by this Agreement, the Merger Agreement or, in the case of Options, those restrictions under the related option plan).

          (b) Power; Binding Agreement. This Agreement has been duly and validly
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authorized, executed and delivered by Stockholder and constitutes a valid and binding agreement of Stockholder, enforceable against Stockholder in accordance with its terms, except that such enforceability (i) may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting or relating to enforcement of creditor's rights generally and (ii) is subject to general principles of equity.

          (c) No Conflicts. To the knowledge of Stockholder, except for the
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applicable requirements of the Exchange Act (i) no filing with, and no permit, authorization, consent or approval of, any state, federal or foreign governmental authority on the part of Stockholder is necessary for the execution and delivery of this Agreement by Stockholder and the consummation by Stockholder of the transactions contemplated hereby and (ii) neither the execution and delivery of this Agreement by Stockholder nor the consummation by Stockholder of the transactions contemplated hereby nor compliance by Stockholder with any of the provisions hereof shall (A) result in a violation or breach of, or constitute (with or without notice or lapse of time or both) a default (or give rise to any third party right of termination, cancellation, material modification or acceleration) under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, license, contract, agreement or other instrument or obligation to which Stockholder is a party or by which it or any of its properties or assets may be bound or (B) violate any order, writ, injunction, decree, statute, rule or regulation applicable to Stockholder or any of its properties or assets, except in the case of (A) or (B) for violations, breaches or defaults which would not in the aggregate materially impair the ability of Stockholder to perform his obligations hereunder.

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


          (d) Accredited Investor. Stockholder is an "accredited investor" (as
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defined under the Securities Act) and a sophisticated investor, is capable of evaluating the merits and risks of its investments and has the capacity to protect its own interests.

     4. Certain Covenants of Stockholder. Except in accordance with the terms of
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this Agreement, Stockholder hereby covenants and agrees as follows:

          4.1 No Solicitation. Prior to any termination of this Agreement,
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subject to Sections 7 and 8.2 hereof, Stockholder shall not, directly or indirectly, solicit (including by way of furnishing information) any inquiries or the making of any proposal by any Person or entity (other than Parent or any affiliate of Parent) which constitutes, or would lead to, any Acquisition Proposal. If Stockholder receives an inquiry or proposal with respect to the sale of Securities, then Stockholder shall promptly inform Parent of the terms and conditions, if any, of such inquiry or proposal and the identity of the Person making it. Stockholder will immediately cease and cause to be terminated any existing activities, discussions or negotiations with any parties conducted prior to the date of this Agreement with respect to any of the foregoing.

          4.2 Restriction on Transfer, Proxies and Non-Interference. Except as
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set forth in Section 8.2 hereof, Stockholder hereby agrees, while this Agreement is in effect, and except as contemplated hereby, not to (a) sell, transfer, pledge, encumber, assign or otherwise dispose of, or enter into any contract, option or other arrangement or understanding with respect to the sale, transfer, pledge, encumbrance, assignment or other disposition of, any of the Securities;
(b) grant any proxies, deposit any Securities into a voting trust or enter into a voting agreement with respect to any Securities; or (c) knowingly take any action that would make any representation or warranty of Stockholder contained herein untrue or incorrect or have the effect of preventing or disabling Stockholder from performing its obligations under this Agreement.

     5. Further Assurances. From time to time, at the other party's request and
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without further consideration, each party hereto shall execute and deliver such additional documents and take all such further action as may be necessary or desirable to consummate and make effective the transactions contemplated by this Agreement.

     6. Stop Transfer Order. In furtherance of this Agreement, concurrently
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herewith, Stockholder shall and hereby does authorize the Company's counsel to notify the Company's transfer agent that there is a stop transfer order with respect to all of the Securities (and that this Agreement places limits on the voting and transfer of such Securities).

     7. Fiduciary Duties. Notwithstanding anything in this Agreement to the
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contrary: (a) Stockholder makes no agreement or understanding herein in any capacity other than in Stockholder's capacity as a record holder and beneficial owner of Securities, (b) nothing herein shall be construed to limit or affect any action or inaction by Stockholder acting in such person's capacity as a director, officer or employee of the Company, and (c) Stockholder shall have no liability to Parent or any of its Affiliates under this Agreement or otherwise as a result of any action or inaction by Stockholder in such person's capacity as a director, officer or employee of the Company.

     8. Miscellaneous.

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


          8.1 Entire Agreement; Assignment. This Agreement (a) constitutes the
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entire agreement among the parties with respect to the subject matter hereof and supersedes all other prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof and (b) shall not be assigned by operation of law or otherwise, provided that Parent may assign its rights and obligations hereunder to any direct or indirect wholly owned subsidiary of Parent, but no such assignment shall relieve Parent of its obligations hereunder if such assignee does not perform such obligations.

          8.2 Permitted Transfers. Notwithstanding anything in this Agreement to
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the contrary, Stockholder may transfer any or all of the Securities, in accordance with provisions of applicable Law, to Stockholder's spouse, ancestors, descendants or any trust for any of their benefits or to a charitable trust; provided, however, that, prior to and as a condition to the effectiveness
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of such transfer, each Person to which any of such Securities or any interest in any of such Securities is or may be transferred shall have executed and delivered to Parent and Merger Sub a counterpart of this Agreement pursuant to which such Person shall be bound by all of the terms and provisions of this Agreement, and shall have agreed in writing with Parent and Merger Sub to hold such Securities or interest in such Securities subject to all of the terms and provisions of this Agreement.

          8.3 Amendments. This Agreement may not be modified, amended, altered
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or supplemented, except upon the execution and delivery of a written agreement executed by the parties hereto.

          8.4 Notices. All notices, requests, claims, demands and other
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communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly received if so given) by hand delivery, telecopy or mail (registered or certified mail, postage prepaid, return receipt requested) or by any courier service, such as United Parcel Service, providing proof of delivery. All communications hereunder shall be delivered to the respective parties at the following addresses:

                  If to Stockholder:



                  Copy to:



                  If to Parent:
                           chinadotcom corporation
                           34/F Citicorp Centre
                           18 Whitfield Road
                           Causeway Bay
                           Hong Kong
                           Telecopier No: 011-852-2237-7227
                           Attention: General Counsel

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


                  Copy to:
                           Milbank, Tweed, Hadley & McCoy LLP
                           1 Chase Manhattan Plaza
                           New York, NY  10005
                           Telecopier No: (212) 530-5219
                           Attention: Mark L. Weissler

     or to such other address as the Person to whom notice is given may have previously furnished to the others in writing in the manner set forth above.

          8.5 Governing Law. This Agreement shall be governed by and construed
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in accordance with the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

          8.6 Specific Performance. Each of the parties hereto recognizes and
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acknowledges that a breach by it of any covenants or agreements contained in this Agreement will cause the other party to sustain damages for which it would not have an adequate remedy at law for money damages, and therefore each of the parties hereto agrees that in the event of any such breach the aggrieved party shall be entitled to the remedy of specific performance of such covenants and agreements and injunctive and other equitable relief in addition to any other remedy to which it may be entitled, at law or in equity.

          8.7 Counterparts. This Agreement may be executed in two or more
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counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same Agreement.

          8.8 Descriptive Headings. The descriptive headings used herein are
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inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.

          8.9 Severability. Whenever possible, each provision or portion of any
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provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law but if any provision or portion of any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or portion of any provision in such jurisdiction, and this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision or portion of any provision had never been contained herein.

          8.10 Non-survival of Representations and Warranties. The respective
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representations and warranties of Stockholder and Parent contained herein shall not survive the closing of the transactions contemplated hereby and by the Merger Agreement.

          8.11 No Control. Nothing contained in this Agreement shall give Parent
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or Merger Sub the right to control or direct the Company or the Company's operations.

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



     IN WITNESS WHEREOF, Parent and Stockholder have caused this Agreement to be duly executed as of the day and year first above written.

                                            CHINADOTCOM CORPORATION


                                            By:
                                               ---------------------------------
                                                Name:
                                                Title:





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                                            [STOCKHOLDER]







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